UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2019

SCIENTIFIC GAMES CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	0-13063	81-0422894
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6601 Bermuda Road, Las Vegas, NV 89119

(Address of registrant’s principal executive office)

(702) 897-7150

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.001 par value	SGMS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐   Emerging growth company

☐      If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01.	Entry into a Material Definitive Agreement.

Amended and Restated Credit Agreement

On November 20, 2019, Scientific Games Corporation (the “Company”) entered into Amendment No. 5 to that certain Credit Agreement, dated as of October 18, 2013 (as amended, supplemented, amended and restated or otherwise modified from time to time, including without limitation, by that certain Amendment No. 1, dated as of October 1, 2014, Amendment No. 2, dated as of February 14, 2017, Amendment No. 3, dated as of August 14, 2017, and Amendment No. 4, dated as of February 14, 2018, the “Credit Agreement”), by and among the Company, Scientific Games International, Inc., the several banks and other financial institutions or entities from time to time party thereto and Bank of America, N.A., as administrative agent, collateral agent, issuing lender and swingline lender (such amendment, “Amendment No. 5”).

Amendment No. 5 (i) creates a new tranche of approximately $199.5 million dollar revolving credit commitments under the Credit Agreement (the “New Dollar Revolving Commitments”) and a new tranche of approximately $450.5 million multi-currency revolving credit commitments under the Credit Agreement (the “New Multi-Currency Revolving Commitments”), both of which are due November 20, 2024 (subject to an accelerated maturity under certain circumstances), (ii) increases the availability under the revolving credit facility under the Credit Agreement to $650.0 million through November 20, 2024 and (iii) modifies, among certain other provisions as set forth in Amendment No. 5, the financial maintenance covenant to provide for step-downs in the consolidated net first lien leverage ratio covenant to 4.75x of Consolidated EBITDA (as defined in the Credit Agreement) beginning with the fiscal quarter ended December 31, 2020 and 4.50x beginning with the fiscal quarter ended December 31, 2021. For the avoidance of doubt, the New Dollar Revolving Commitments and New Multi-Currency Revolving Commitments are in replacement of, not in addition to, the revolving credit commitments outstanding under the Credit Agreement immediately prior to the effectiveness of Amendment No. 5.

The foregoing description of the Credit Agreement, as amended by Amendment No. 5, does not purport to be complete and is qualified in its entirety by the full text of Amendment No. 5, a copy of which is attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
10.1	Amendment No. 5, dated as of November 20, 2019, among Scientific Games International, Inc., as the borrower, Scientific Games Corporation, as a guarantor, the several banks and other financial institutions or entities from time to time party thereto and Bank of America, N.A., as administrative agent, collateral agent, issuing lender and swingline lender, which amended and restated the Credit Agreement, dated as of October 18, 2013 (as amended, supplemented, amended and restated or otherwise modified from time to time, including without limitation, by that certain Amendment No. 1, dated as of October 1, 2014, Amendment No. 2, dated as of February 14, 2017, Amendment No. 3, dated as of August 14, 2017, and Amendment No. 4, dated as of February 14, 2018).
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCIENTIFIC GAMES CORPORATION

Date: November 20, 2019	By:	/s/ Michael A. Quartieri
		Name:	Michael A. Quartieri
		Title:	Executive Vice President, Chief Financial Officer, Treasurer and Corporate Secretary